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                                                                    Exhibit 23.5


                           CONSENT OF SG BARR DEVLIN

          We hereby consent to the use of our opinion in this Registration Statement on Form S-4 and any amendments thereto and to all references to our firm included in or made a part of this Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations adopted by the Securities and Exchange Commission thereunder.


                                          /s/ SG BARR DEVLIN

New York, New York
April 22, 1998